MUSCLEPHARM COMPLETES ACQUISITION OF SUBSTANTIALLY ALL ASSETS OF BIOZONE PHARMACEUTICALS

--Transaction Enhances MusclePharm’s R&D, Manufacturing Capabilities--

DENVER, CO -- – January 6, 2014 -- MusclePharm Corporation (OTCQB: MSLP), a leading international, award-winning sports nutrition company, today announced that it has completed the acquisition of essentially all assets of BioZone Pharmaceuticals, Inc. (OTCBB: BZNE) and its subsidiaries, for 1.2 million shares of MusclePharm stock.

Under the terms of the agreement, MusclePharm, through a newly formed Nevada subsidiary, BioZone Laboratories Inc., has acquired BioZone’s manufacturing facility in Richmond, California; all assets associated with BioZone's QuSomes®, HyperSorb™ and EquaSome™ technologies; BioZone's Baker-Cummins line of products; and, the name "BioZone".

"We believe that BioZone is a complementary fit for MusclePharm, providing substantial opportunities to further enhance our science and quality control systems, as well as advance our innovation capabilities, which will add sophistication to the sports nutrition market,” said Brad Pyatt, chief executive officer of MusclePharm. “We also believe that it gives us a long-term roadmap to eventually take control of our manufacturing and allow MusclePharm to be a fully-integrated company."

BioZone's patented QuSomes® technology enhances the absorption of topical and other drugs. MusclePharm is evaluating the QuSomes® technology to determine if the combination of QuSomes® and nutritional supplements could enhance the absorption and speed-of-delivery in several MusclePharm products.

MusclePharm's management believes that the acquisition will provide MusclePharm with the following additional benefits:

•	An opportunity to bring science, innovation and sophistication to the sports nutrition market;

•	The ability to realize meaningful cost savings by utilizing the existing BioZone facilities in Northern California to establish a new West Coast distribution center for MusclePharm products;

•	An opportunity to realize substantial cost savings by internalizing and consolidating MusclePharm's product quality control programs, which are currently being outsourced; and

•	Over time, the ability to internalize various manufacturing components of MusclePharm products.

Separately, more than a majority of the shareholders of BioZone approved the transaction. Valuation Research Corporation (“VRC”) provided the fairness opinion in connection with the transaction to MusclePharm’s Strategic Committee comprised of the independent members of its board of directors.

About MusclePharm Corporation

MusclePharm® is a leading international, award-winning sports nutrition company offering vitamins and nutritional supplements which are available in more than 110 countries and available in 35,000+ retail outlets, including Costco, Dick's Sporting Goods, 24 Hour Fitness, Bally's, GNC, Vitamin Shoppe and Vitamin World. The company's brands are MusclePharm®, Arnold Schwarzenegger™ Series, and FitMiss™. The comprehensive lines of clinically-proven, safe and effective nutritional supplements are developed through a six-stage research process that utilizes the expertise of leading nutritional scientists, doctors and universities. For more information, visit www.musclepharmcorp.com. Follow the company at http://www.facebook.com/MusclePharm and www.Twitter.com/MusclePharm.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

For more information, contact:

Matt Sheldon/Evan Pondel

PondelWilkinson Inc.

(310) 279-5980

investors@pondel.com